Exhibit 10.26

Orthofix International N.V.
Director Fee Policy

The Board of Directors (“Board”) of Orthofix International N.V. (the “Company”) has adopted this policy to assist the compensation committee of the Board (the “Committee”) in establishing fees (and payment thereof) associated with director compensation.  Any new director fee policies enacted from time to time are deemed to be incorporated herein upon their effective date. The Committee and/or the Board shall review and reassess this policy from time to time to determine whether the policy should be updated.

Directors are traditionally elected each year at the Annual General Meeting of Shareholders of the Company, usually held in June.  Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death or resignation.  Upon election or appointment to the Board, each director is entitled to an annual fee of $55,000 for his or her services, pro-rated for any partial year of service.  Chairmen of Committees are entitled to additional compensation ranging from $5,000 to $10,000 for serving in those capacities.  The Chairman of the Board receives an annual fee of $200,000. The Company does not pay any other meeting or Board fees.  These fees may be modified or adjusted from time to time as determined by the Board on recommendation of the Committee.

Further, upon election, re-election or appointment to the Board, each director shall have the option to be paid his or her director fee in either U.S. dollars or his or her local currency.  The local currency shall be the currency of the country of such director’s residence at the time of his or her election, re-election or appointment.  If the director opts to be paid his or her fee in his or her local currency (other than the U.S. dollar), any exchange rate used in calculating such fee shall be established upon such director’s election to the Board at the Annual General Meeting of Shareholders of the Company or, if occurring at another time, upon his or her election or appointment to the Board.  If no such currency election is made by the director, the Company shall pay director fees in US dollars. By notice to the Secretary of the Corporation, upon a director’s re-election to the Board, a director may revoke his or her request to have director fees paid based on local currency.